Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan of our report dated February 15, 2021, with respect to the consolidated financial statements of Stagecoach Gas Services LLC for the year ended December 31, 2020 included in Crestwood Equity Partners LP’s Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Houston, Texas

May 24, 2023